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                                                                      EXHIBIT 10

                      EXCLUSIVE EQUIPMENT LEASE AGREEMENT

This Exclusive Equipment Lease Agreement (the "Agreement") is entered into on this 16th day of December, 1999 (the "Effective Date") between Mitcham Industries, Inc., a Texas corporation ("Mitcham"), and SERCEL, S.A., a corporation organized under the laws of France ("SERCEL"), which parties agree as follows:

1. INTRODUCTION. SERCEL and certain of its affiliates design, manufacture and market fully-configured seismic data acquisition systems (the "SERCEL Systems"), the components thereof and equipment related thereto, including station units that are sometimes called "channel boxes." At the present time, SERCEL and certain of its affiliates manufacture equipment as described on SCHEDULE 1 (collectively the "Products"). Mitcham provides full service leasing services to customers in the oil and gas industry, including the leasing of new and used channel boxes to customers who have SERCEL Systems. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged for all purposes, Mitcham and SERCEL agree to the terms set forth herein. Should Sercel become involved in the deep water marine, OBC, or both products segments further discussions will be held with Mitcham regarding the role Mitcham might play with respect to these segments. This agreement, in no way represents any agreement regarding products in these market segments.

2. EXCLUSIVE AUTHORIZED THIRD PARTY LESSOR. Mitcham hereby represents to SERCEL that Mitcham has the necessary skills, experience, personnel, facilities and equipment to effectively perform its responsibilities as the exclusive leasing representative for SERCEL as described in the Agreement. In reliance upon that representation, SERCEL hereby appoints Mitcham as the exclusive representative for SERCEL to lease the Products throughout the world (the "Territory"). Notwithstanding the foregoing, Mitcham's appointment pursuant hereto shall not include financing leases or other leases of duration of greater than one year. During the term of this Agreement, Mitcham will actively promote and solicit the leasing of the Products. During the term of the Agreement, in the event that a third party makes inquiry of SERCEL as to the possibility of leasing any of the Products anywhere in the Territory, then and upon each inquiry, SERCEL shall contact Mitcham (by phone, fax or letter) and explain in reasonable detail the identity of the third party and the terms, if any, that have been discussed with regard to such Lease (as defined below) and Mitcham shall promptly contact such third party and negotiate the terms of the proposed Lease. Except as set forth in Section 4 below, during the term of this Agreement, SERCEL shall not recommend or suggest any competitor of Mitcham or any other third party as a source from which any of the Products may be leased in the Territory. Notwithstanding any provisions to the contrary contained herein, SERCEL shall not be obligated to refer its affiliates to Mitcham, and SERCEL shall be permitted to directly lease to its customers or affiliates.

3. PURCHASE OF PRODUCTS FROM SERCEL. Subject to the other provisions of this Agreement, Mitcham agrees that it will purchase from SERCEL, and SERCEL agrees that it will sell to Mitcham, the Products necessary to meet Mitcham's obligations under each Lease as provided herein. The terms and conditions of purchases by Mitcham of the Products hereunder shall be governed by SERCEL'S standard terms and conditions, a copy of which
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is attached hereto as SCHEDULE 3(a); provided, however, that in the event of any conflict between the terms of such terms hereof, the terms of the Agreement shall prevail. SERCEL may update SCHEDULE 3(a) from time to time after written notice to Mitcham. SERCEL shall sell to Mitcham such of the Products as Mitcham shall order (an "Order") valued after giving effect to the discount(s) set forth on SCHEDULE 3(b) Mitcham shall receive the discounts set forth on SCHEDULE 3(b) attached hereto with regard to the Products ordered by Mitcham in each Order.
The actual amount of the Minimum Purchase Requirement (as defined below) and each Order for the Products by Mitcham after the Effective Date of this Agreement shall satisfy a portion of the Aggregate Purchase Requirement.

4. EXCEPTIONS TO LEASE IN CERTAIN INSTANCES. Mitcham shall have discretion to accept or reject any third party referred by SERCEL for Leasing, as a result of
(i) possessing an insufficient amount of the Products for Lease to such third party (provided, however, the continued failure of Mitcham to maintain a sufficient amount of products to satisfy demand could be evidence that Mitcham is not actively promoting the leasing of Products, as required hereunder unless caused by the failure of SERCEL to deliver Products to Mitcham), (ii) reasonably apparent credit risk or any other reasonable business-related factor, or (iii) inability to reach agreement on the terms of such Lease. Notwithstanding the previous sentence, Mitcham shall use its reasonable good faith efforts to service every third party referred by SERCEL for Leasing. Mitcham shall be deemed to have rejected such a third party as a result of inability to agree on the terms within five business days of such third party's first contact with Mitcham with regard to such proposed Lease. If SERCEL Leases to such third party, then SERCEL shall have the right to continue to lease to such third party after the term of the initial Lease between them shall terminate; provided, however, that if (x) the Lease between such a third party and SERCEL shall terminate, (y) the Leased Product is returned to SERCEL, and (z) such third party shall later make an inquiry concerning Leasing of the Products, SERCEL shall again follow the procedure set forth in Section 2 above.

5. PRICING. In no event shall either SERCEL or Mitcham have any right to require that either of them charge any specific price or follow any pricing guidelines or establish or require any other specific or general term with regard to the Leasing of any of the Products, or the provision of any other good or service by either of them. Notwithstanding the foregoing, Mitcham shall use its reasonable best efforts to have a reasonable quantity of the Products available for lease at prices which Mitcham believes reflects the supply of and demand for the Products. If the pricing practices of Mitcham become a significant factor in the market penetration of Sercel products, in the opinion of Sercel as generated by feedback from customers, and Mitcham refuses, after good will discussions with Sercel regarding the prices of the equipment, to negotiate a reasonable change in pricing, Sercel will have the right to cancel the exclusivity of this agreement and to seek another non-exclusive leasing agent.

6. PURCHASE REQUIREMENTS. Subject to the terms hereof, in the event that Mitcham does not purchase Products from SERCEL under the Agreement in an amount that satisfies both the Aggregate Purchase Requirement and the Minimum Purchase Requirement, at SERCEL'S option this Agreement may be terminated on 10 days written notice and Mitcham shall not be obligated to purchase any Products or Systems (as defined below) in

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addition to those it purchased before its failure to satisfy the relevant purchase requirement. For purposes hereof, the term "Aggregate Purchase Requirement" shall mean Products purchased by Mitcham from SERCEL during the period from the Effective Date through December 31, 2002 with such Products representing in aggregate six 408UL recording systems with a minimum of 600 channels per system. For purposes hereof, the term "Minimum Purchase Requirement" shall mean Products purchased by Mitcham from SERCEL for six consecutive periods with a commitment to purchase one 408UL system with a minimum of 600 channels each period. The first period in which Mitcham shall be required to satisfy the Minimum Purchase Requirement shall be from the Effective date through June 30, 2000. Subsequent periods shall be spaced at intervals of six months each and shall end on December 31, 2000; June 30, 2001; December 31, 2001; June 30, 2002; and December 31, 2002. It is agreed, herein, by Sercel that after the purchase of two complete systems with a minimum total number of channels of 600 channels each within the first year of the agreement that if Mitcham, for good business reasons, cannot support the purchase of the additional four central units required over the subsequent two years, a purchase of additional channels amounting to an equivalent expenditure on Mitcham's part will be accepted as in compliance with the agreement. Notwithstanding anything herein to the contrary, in the event that a Minimum Purchase Requirement is not satisfied by Mitcham in any period ending before June 30, 2001, this Agreement shall not be terminated by SERCEL on account of such failure to satisfy unless the amount of such shortfall, plus the Minimum Purchase Requirement, for the subsequent period, is not purchased by Mitcham in the subsequent period. For purposes hereof, Products purchased by Mitcham shall include Products ordered by Mitcham regardless of when such Products are delivered so long as such Products are ordered before 90 days of the end of a period and paid for in accordance with the terms and conditions set forth in SCHEDULE 3(a).

7. PROVISION OF CERTAIN GOODS AND SERVICES BY SERCEL - SERCEL hereby agrees that Mitcham shall have the right to send a reasonable number of its employees and representatives of its customers who Lease the Products from Mitcham to such technical, training, operations and maintenance classes as SERCEL provides to SERCEL customers who lease or purchase the Products from SERCEL, at no tuition charge to Mitcham. SERCEL will have no responsibility for travel, lodging, food or incidental expenses of the Mitcham attendees. SERCEL hereby agrees to send to Mitcham such quantities of all manuals and selling information, marketing brochures and literature regarding the Products (other than proprietary information) as SERCEL develops and as Mitcham shall reasonably request in connection with its Leasing activities, at no charge to Mitcham. Sercel agrees to supply up to three (3) TMS units to be used for the testing and repair of 408UL units to Mitcham at Houston cost.

8. WARRANTY AND SERVICE

         8.1 SERCEL warrants to Mitcham all of the new Products sold by SERCEL to Mitcham as per SERCEL'S standard warranty terms.

         8.2 The warranty period shall begin from and after the date of installation of the Products, but only on the condition that such installation is made within 180 days from the date such Product is received by Mitcham.


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         8.3 SERCEL makes no warranties or representations whatsoever with respect to any non-SERCEL products, however, any warranty information from the manufacturers of the non-SERCEL products shall be passed on to Mitcham.

         8.4 The standard SERCEL warranty is given expressly and in Lieu of all other express or implied warranties, including a warranty of merchantability or fitness and in no event shall SERCEL be liable for consequential damages resulting from the use of any of the Products.

         8.5 In no event shall Mitcham have any authority whatsoever, express or implied, to make warranties other than those provided for herein without prior written permission from the SERCEL.

9. SCHEDULE MAINTENANCE OF LEASED EQUIPMENT : REPAIRS. Mitcham and SERCEL acknowledge that third party lessees of the Products from Mitcham may return such Leased Products directly to SERCEL after the termination of such Leases. In such event, SERCEL shall perform its standard maintenance check of such Products and inform Mitcham of any necessary repairs. Mitcham shall pay the greater of
(i) $35 for each of the Products checked by SERCEL; or (ii) $1000 for such maintenance check (regardless of the number of Products checked), as well as the cost of any repair to such Products by SERCEL, and any reasonable and ordinary freight and storage charges incurred by SERCEL with regard to such Products. Mitcham shall be entitled to receive 15% discount on the repair of Products but not the maintenance checks. Following such maintenance check and needed repairs, SERCEL shall ship such Products to Mitcham at Mitcham's expense to a location designated by Mitcham.

10. RIGHT TO USE NAME. Mitcham shall have the right during the Term of this Agreement to (i) identify itself as the exclusive third party lessor of the Products, (ii) use all SERCEL trademarks and tradenames related to the Products that Mitcham Leases to third parties in advertisements and sales and promotional materials; provided, however, that Mitcham shall obtain the prior written approval of SERCEL to any such advertisements and sales and promotional materials. No rights to manufacture are granted by this Agreement. All such SERCEL trademarks and tradenames related to the Products are and shall remain the sole and exclusive property of SERCEL, and Mitcham shall have no rights therein other than as specifically set forth in this Agreement.

11. RELATIONSHIP OF THE PARTIES. Neither Mitcham nor SERCEL shall have (i) any liability for Leases or sales of any of the Products by the other, or (ii) any authority to control, act for or obligate the other in any way, except as set forth herein. This agreement shall not be construed as creating an agency, partnership or joint venture between Mitcham and SERCEL. Neither Mitcham nor SERCEL (or any of their employees or representatives) shall be construed as an agent, consultant or employee of the other for any purpose. Mitcham shall not have the authority to bind SERCEL in any respect, it being intended that Mitcham shall act as an independent contractor and not as an agent, with the understanding that SERCEL shall not be responsible for any obligations and/or liabilities incurred by Mitcham in connection with its business activities.



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12. TERM OF AGREEMENT. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall be effective from the Effective Date through December 31, 2002 (the "Term").

13. NO EFFECT ON RIGHT TO SELL. This Agreement shall not be construed to have any effect on SERCEL'S rights to sell (as opposed to Lease) its products and services to any party. This Agreement shall not be construed to have any effect on Mitcham's rights to sell any products and services to any party.

14. INDEMNITY. SERCEL and Mitcham hereby agree to the following indemnification obligations:

         (a) Mitcham shall indemnify and hold harmless SERCEL, its directors, officers, employees and affiliates (hereinafter the "SERCEL Indemnities") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by any of the SERCEL Indemnitees as a result of any breach or violation by Mitcham or others acting on its behalf of any obligation, covenant, representation or warranty of Mitcham set forth in this Agreement.

         (b) SERCEL shall indemnify and hold harmless Mitcham, its directors, officers, employees and affiliates (hereinafter the "Mitcham Indemnities") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by any of the Mitcham Indemnitees (i) as a result of any breach or violation by SERCEL or others acting on its behalf of any obligation, covenant, representation or warranty of SERCEL set forth in this Agreement, (ii) for infringement of any claimed patent rights relating to the Products, or (iii) that arise out of or are based upon losses, claims, damages or liabilities resulting from design, manufacture, and/or operation of any Products, from the failure of any such Products to satisfy any warranties (whether expressed or implied, if any), or from any defect in the Products.

         (c) Either party seeking indemnification hereunder shall notify the other party in writing of any legal action commenced against SERCEL Indemnitees or the Mitcham Indemnitees, as the case may be, as soon as practicable. The indemnity obligations of Mitcham and SERCEL shall survive the expiration or termination of the Agreement.

15.  GENERAL.

         (a) The addresses of Mitcham and SERCEL for purposes of giving any notice or other communication under this Agreement are as set forth below. Any such notice or communication shall be in writing and signed by an officer or authorized representative of Mitcham or SERCEL, as applicable. Any such notice or communication shall be deemed to have been given (i) immediately upon physical delivery to the addressee. And (ii) three days after such notice or communication has been deposited in the United States mail, addressed as set forth below, first-class postage prepaid, certified mail, return receipt requested.

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                           Mitcham:   Mitcham Industries, Inc
                                      P.O. Box 1175
                                      Huntsville, Texas 77342-1175
                                      Attn:  Billy F. Mitcham, Jr.

                           SERCEL:    SERCEL Incorporated
                                      17155 Park Row
                                      Box 218909
                                      Houston, Texas 77318
                                      Attn: George W. Wood

Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery.

         (b) Mitcham and SERCEL represent and warrant to each other that the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action, and that this Agreement is a valid and binding obligation of each of them, respectively. Mitcham and SERCEL represent and warrant to each other that, to the best of their knowledge, neither the execution and delivery of nor the performance of this Agreement will conflict with or result in a breach of any (i) law or of any regulation, order, writ, injunction, or decree of any court or government authority of any country or state in which this Agreement is to be performed, or (ii) any agreement to which they are a party.

         (c) This agreement represents the entire agreement between Mitcham and SERCEL with regard to the subject matter hereof, and may not be amended, modified or terminated except by a written document signed by duly authorized officers of Mitcham and SERCEL.

         (d) This Agreement may not be assigned by either party hereto; except that Mitcham may assign its rights under this Agreement to any entity that acquires its operations (a "Sale"). However, in the event of a Sale, Mitcham shall have the option upon 90 days written notice to terminate this Agreement. In addition, in the event Billy F. Mitcham, Jr. is no longer employed by Mitcham in a senior management capacity or is considered by Sercel to be not sufficiently and actively involved in the performance of this contract, SERCEL shall have the option upon 90 days written notice to terminate this Agreement. This Agreement shall bind and be enforceable against the parties hereto and their respective successors and permitted assigns. Notwithstanding such assignment, Mitcham shall continue to be liable for all obligations of Mitcham set forth in this Agreement.

16. COMPLIANCE WITH LAWS. In all of its activities pursuant to this Agreement, Mitcham and SERCEL shall comply with all laws, decrees, statutes, rules, regulations, codes and ordinances of any jurisdiction which may be applicable to such activities, including without limitation, laws imposing registration and disclosure requirements on Mitcham; provided, however, insignificant violations of any of the foregoing that have no more than a de minimis effect on Mitcham or SERCEL shall not be a violation of this Agreement. In leasing the Products hereunder, Mitcham shall act at all times in a manner demonstrating a


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high level of integrity and ethical standards. Without limiting the scope of its general obligations set forth above this section, Mitcham hereby represents and warrants to SERCEL in connection with its activities performed with regard to the Products in the past (if any), and hereby covenants and agrees with SERCEL in connection with its activities to be performed in connection with the Products in the future, that Mitcham and any person or firm acting in association with or on behalf of Mitcham:

         o has not offered, paid, given, promised to pay or give, or authorized the payment or gift of, and

         o will not offer, pay, promise to pay or give, or authorize the payment or gift of, any money or thing of value to:

         o any "Foreign Official" as defined in the United States Foreign Corrupt Practices Act (Pub. L. No. 95-213, 94 Stat. 1494), together with all amendments to that Act which are effective during the term hereof (the "FCPA");

         o any political party or party official, or any candidate for political office; or

         o        any other person for the purpose of:

         o influencing any act or decision of such Foreign Official, political party, party official, or candidate in his or its official capacity;

         o inducing such Foreign Official, political party, party official or candidate to do or omit to do an act in his violation of his or its official duty; or

         o inducing such Foreign Official, political party, party official or candidate to use his or its influence with a foreign government or an instrumentality of such government to affect or influence any act or decision of such government or instrumentality in order to assist SERCEL to obtain or retain business with any person or to direct business to any person.

         Further, Mitcham hereby represents and warrants to SERCEL that no person having a direct or indirect financial interest in Mitcham as of the date hereof is: (i) a Foreign Official, (ii) an official of any political party, or
(iii) a candidate for political office; provided, however, for purposes hereof, a person shall not be deemed to have a direct or indirect financial interest in Mitcham as a result of owning less than (5%) of the outstanding shares of common stock of Mitcham. In connection with determining whether a person owns five percent (5%) or more of the stock, Mitcham shall be permitted to rely upon filings made by its shareholders under the Securities Exchange Act of 1934, as amended, or filings made under other applicable federal securities laws. Mitcham shall immediately notify SERCEL in the event that any person now or hereafter having such a financial interest in Mitcham shall assume such a status.




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        From time to time as requested by SERCEL, Mitcham shall, within five (5)
days after request from SERCEL, certify to SERCEL in writing that the obligations, representations and warranties of Mitcham set forth in this Section have not been violated. SERCEL shall not be permitted to request such certification more often than once each calendar quarter unless it has reason to believe a violation has occurred. Mitcham shall cooperate fully with any investigation which may be conducted by representatives of SERCEL for the purpose of determining whether or not Mitcham has violated any of those obligations, representations and warranties. In the event that amendments in the FCPA reasonably necessitate modifications to this Section 17, the parties hereto agree to negotiate in good faith in connection therewith and enter into such modifications.

17. MITCHAM UNDERTAKINGS.

        (a) To use its reasonable best efforts to actively promote and solicit the leasing of the Products.

        (b)To participate in training programs which may be offered by SERCEL or by others relating to the Products.

        (c) To obtain approval of SERCEL prior to the commencement of any advertising relating to the sale of the Products which advertising has not been previously approved by SERCEL.

        (d) Not knowingly to lease the Products to companies or countries that are precluded by United States law from trading with the United State or its residents and, to make reasonable inquiry in connection therewith, including inserting provisions in the leases with their customers that are reasonably intended to keep Mitcham's customers from using the Products in the countries in which United States law prohibits the use of the Products.

        (e) To make all reasonable effort to use the agents described on
        SCHEDULE 17(e) and that have been designated by SERCEL in locations outside of the United States or Canada so as to minimize conflicts between agents, except Mitcham shall not be obligated to use its reasonable efforts in India since Mitcham currently has an agent in such country. However, if conflicts arise as a result of multiple agents, both parties will make a reasonable attempt to use the same agent.

        (f) To use all reasonable best efforts to continue to maintain an organization commensurate with the growth of Leasing of the Products.

        (g) To return to SERCEL on termination of this Agreement any and all catalogs, samples, price lists, and any other data, information and/or supplies or materials furnished by SERCEL which are in the possession of Mitcham or any of its employees, agents, representatives or bailees.

        (h)Not to alter, hide nor secrete SERCEL'S name on any of the Products or on any sales promotion material furnished by SERCEL.


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18.  PURCHASE ORDER ACCEPTANCE AND PAYMENT.

        18.1 All sales of the Products are subject to SERCEL'S standard conditions of sale, however, SERCEL reserves the right to, at any time, change, alter or amend these conditions by giving prior written notice to Mitcham.

        18.2 Mitcham shall confirm with SERCEL all relevant delivery information prior to submission of a purchase order for any of the Products.

        18.3 SERCEL shall have the right to reject, in whole or in part, any Purchase Order from Mitcham, to refuse in whole or part, to consent to any cancellation requested by Mitcham, and to reject in whole or part, any and all returns of the Products or to refuse to grant refunds or allowances on such returns, based upon reasonable grounds.

        18.4 All sales by SERCEL to Mitcham shall be payable in U.S. dollars on an open 30 day account, said account period to be determined from the date of shipment from SERCEL.

        18.5 SERCEL reserves the right to modify, alter or amend any of the payment terms contained herein in order to meet requirements of a specific transaction, however, any such deviation from the provisions of this Agreement shall not be construed as a permanent modification, alteration or amendment of the payment terms nor shall the same be used to establish a precedent for future transactions.

19. CONFIDENTIAL INFORMATION. Mitcham agrees that it will maintain in strict confidence, and not disclose to any other person or firm except with the prior written permission of an authorized officer of SERCEL, any and all information received from SERCEL or prepared by Mitcham for SERCEL regarding prices, customer lists, business plans, strategies, forecasts, studies, reports and any other information which may be considered confidential or proprietary by SERCEL and which is not publicly available. The confidentiality obligation of Mitcham under this Section 19 shall survive the expiration or termination of this Agreement. In the event that Mitcham receives a request to disclose all or any part of the confidential information under terms of a subpoena or order issued by a court or by a governmental body, Mitcham agrees (i) to notify SERCEL immediately of the existence, terms, and circumstances surrounding such request,
(ii) to consult with SERCEL on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required to prevent Mitcham from being held in contempt or subject to other penalty, to furnish only such portion of the information as, in the written opinion of counsel reasonably satisfactory to SERCEL, it is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed information. The provisions of this Section are mandatory, Mitcham hereby acknowledges that the provisions of the Agreement may be specifically performed and enforced, and Mitcham consents and agrees that it may be restrained, enjoined or otherwise prevented from divulging any such confidential information if at any time SERCEL reasonably fears that such event may occur.


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20. FORCE MAJEURE. All transactions under this Agreement and all purchase orders accepted hereunder are subject to modification or cancellation in the event of strikes, labor disputes, lock-outs, accidents, fires, delays in manufacturing or in transportation or delivery of materials, floods severe weather or other acts of God, embargoes, governmental actions, or any other cause beyond the reasonable control of the party concerned, whether similar to or different from the causes above enumerated; and including any special, indirect, incidental, or consequential damages arising from SERCEL'S delay in delivery or failure to deliver as a result of any such cause. In the event of a scarcity of any of the Products for whatever cause, SERCEL will make a reasonable effort to allocate its available supply on the basis of past orders or otherwise as it sees fit, regardless of the time of receipt or acceptance of orders or the quantity of orders on hand.

21. SECURITY INTERESTS. Until full payment of the purchase price for the Products, SERCEL hereby retains, and Mitcham hereby grants to SERCEL, a purchase money security interest in all of the Products sold to Mitcham on account. Mitcham consents to actions by SERCEL that are appropriate to perfect SERCEL'S purchase money security interest and agrees to execute such financing statements as are reasonably requested by SERCEL in connection with the foregoing.

22. TERMINATION.   This Agreement may be terminated at any time:

        (a) by the mutual agreement of the parties; or

        (b) by either party upon giving a notice of termination to the other party in the event the other party fails to perform, observe or comply with any of the obligations or undertakings of such other party which are contained in this Agreement, and such failure has not been cured within fifteen (15) days after the terminating party has given a written notice specifying such failure to the other party.

        Notwithstanding the above, SERCEL shall be entitled to immediately terminate this Agreement effective upon the giving of notice to Mitcham in the event that: (i) SERCEL has reasonable cause to believe that Mitcham or others acting in association with or on the behalf of Mitcham have committed, or intend to commit, a violation of the FCPA; (ii) Mitcham refuses or is unable to make the certification described in Section 16; (iii) Mitcham ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due or such fact is determined by judicial proceedings, files a voluntary petition in bankruptcy, is adjusted a bankrupt or an insolvent entity, files a petition seeking for itself any reorganization, rearrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of, all or any substantial part of its assets or properties, or if it or the holders of its common stock shall take any action contemplating its dissolution or liquidation. In such event, SERCEL shall have no further liability to Mitcham under this Agreement.




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23. ARBITRATION. All disputes involving this Agreement shall be submitted to an arbitrator appointed by, and operating under, the rules of the Judicial Arbitration and Mediation Service (J.A.M.S.). The choice of the individual arbitrator shall be upon mutual agreement of SERCEL and Mitcham, and the parties agree to negotiate in good faith in connection with the selection of the individual arbitrator. The written decision of the arbitrator shall be final and binding upon all parties, and shall be convertible to a court judgement in the State of Texas. The arbitration shall take place in the State of Texas. The prevailing party as determined by the arbitrator shall be entitled to receive reasonable costs and reasonable attorney's fees from the non-prevailing party in addition to any other relief granted. No demand for arbitration shall be made after the date when institution of a legal or equitable proceeding based upon the claim or dispute would be barred by the applicable statute of limitations of the State of Texas. All demands for arbitration shall be made in accordance with
Section 16 and shall be deemed made as of the sooner of actual receipt or the date the demand is placed in the United States Mail. Any party shall be entitled to file a lawsuit to specifically enforce the parties' agreement to arbitrate and for the purpose of obtaining injunctive relief to enforce this Agreement.

24. APPLICABLE LAW. This Agreement shall be governed by the laws of the United States of America and the State of Texas. Mitcham hereby irrevocably consents to be subject to the personal jurisdiction of any United States, state or local court sitting in Harris County, Texas, U.S.A. in connection with any action to determine any dispute arising under this Agreement or to enforce the provisions hereof. Venue for all suits and actions out of or in connection with this Agreement shall be proper only in the state and federal courts sitting in Harris County, Texas. Each party hereto hereby irrevocably consents to the assertion of personal jurisdiction by such courts over such party for the limited purposes of a suit arising in connection with this Agreement, but neither such party waives requirement for service of process in the manner prescribed by law. The foregoing shall not be deemed to negate the provisions of Section 23 above requiring arbitration by the parties in connection herewith.

25. EXPORT CONTROL LAWS. All shipments made by SERCEL to Mitcham or third parties shall at all times be subject to the export control laws and regulations of the United States of America, as such laws shall be amended from time to time. Mitcham agrees that it shall not assist in the disposition of US origin SERCEL Products, by way of transshipment, re-export, diversion or otherwise, except as said laws and regulations may expressly permit.

26. COMMERCIAL REPRESENTATION AGREEMENT. At the signing of this agreement there is in force a Commercial Representation Agreement (the "Representation Agreement") pursuant to which Mitcham (or its affiliate) agrees to purchase the Products (typically components and not entire systems) from SERCEL and to act as agent for the sale of SERCEL Products to a customer pursuant to the Representation Agreement in the territory of Canada. Accordingly, in any situation in which a proposed customer within Canada comes to Mitcham for the Products, Mitcham agrees that it will make a good faith determination as to whether the customer wants to lease SERCEL Products with possible option to buy at a later date (which contract should properly come under this Agreement) or actually buy the SERCEL Products using some special financing which might involve leasing (which contract should properly come under the Representation Agreement). Mitcham acknowledges that only customers that purchase the Products from SERCEL are entitled to



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
the benefit of SERCEL'S warranty, while customers that purchase SERCEL Products from Mitcham (or its affiliate) following the lease of the Products will not receive a warranty from SERCEL; however, SERCEL agrees to consider the granting of a warranty to lease/purchase customers on a case by case basis.

27. STANDARD OF BUSINESS CONDUCT. Mitcham agrees not to pay any commissions, fees or grant any rebates to any employee or officer of any proposed customer or its affiliates or favor employees or officers of such proposed customer with gifts or entertainment of significant costs or value or enter into any business arrangements with employees or officers of any such proposed customer, other than as a representative of that proposed customer, without the proposed customer's prior written approval.

28. WAIVER. The failure of a party to insist upon strict performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require performance in the future. A waiver or estoppel in any one instance shall not constitute a waiver or estoppel with respect to a later breach.

29. SEVERABILITY. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed by reforming the particular offending provision or provisions held to be invalid so that it or they are valid and enforceable while remaining as faithful as possible to the original intent of the provision or provisions, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect.

30. CONSTRUCTION. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

31. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

32. CUMULATIVE RIGHTS. The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by any part shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights a party may have by law, statute, in equity or otherwise.

33. RELIANCE. All factual recitals, covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by the parties in entering into this Agreement.

34. NO THIRD PARTY BENEFICIARY. Any Agreement herein contained, express or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any other party, whomsoever, it being the intention of the undersigned that no one shall be deemed to be a third party beneficiary of this Agreement.

35. DRAFTING PARTY. This Agreement expresses the mutual intent of the parties to this Agreement. Accordingly, regardless of the preparing party, the rule of construction against the drafting party shall have no application to this Agreement.

36. TIME IS OF THE ESSENCE. Time is of the essence with respect to all provisions of this Agreement.

37. INCORPORATION OF SCHEDULES. All schedules attached to this Agreement are incorporated into this Agreement as fully as if stated within the body of this Agreement.

IN WITNESS WHEREOF, This Agreement has been executed on behalf of the parties by their duly authorized representative as of the date first written above.

                            SERCEL:

                            SERCEL S.A.


                            By: /s/ THIERRY LE ROUX
                               -------------------------------------------------
                                Thierry LE ROUX,  Chief Executive Officer

                            MITCHAM:

                            MITCHAM INDUSTRIES, INC.


                            By: /s/ BILLY F. MITCHAM, JR.
                               -------------------------------------------------
                                Billy F. MITCHAM Jr., President




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